Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 30, 2018 (this “Amendment”), by and among each of the entities listed under the caption “Refinancing Lenders” on the signature pages hereto (each, a “Refinancing Lender” and, collectively the “Refinancing Lenders”), each other Lender party hereto, The GEO Group, Inc. (“GEO”), GEO Corrections Holdings, Inc. (“Corrections”, and together with GEO, the “Borrowers”) and BNP Paribas, as administrative agent for the Lenders under the Existing Credit Agreement referred to below and under the Amended Credit Agreement referred to below (in such capacities, the “Administrative Agent”). Capitalized terms used but not defined herein have the meaning given to such terms in the Existing Credit Agreement.

WHEREAS, reference is made to the Third Amended and Restated Credit Agreement, dated as of March 23, 2017 (as amended, restated, supplemented or otherwise modified and as in effect immediately prior to the Term Loan Refinancing Closing referred to below, the “Existing Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”), among the Borrowers, the Australian Borrowers party thereto, the Lenders from time to time party thereto, and the Administrative Agent;

WHEREAS, GEO has requested that the Refinancing Lenders make new term loans (the “Refinancing Term Loans”) in an aggregate principal amount of US$792,000,000 (the “Term Loan Refinancing Facility”) pursuant to Section 2.22(a) of the Existing Credit Agreement for the purposes of refinancing all of the outstanding Term Loans (the “Existing Term Loans”) under the Existing Credit Agreement as of the Term Loan Refinancing Closing, and the Refinancing Lenders are willing to provide such Term Loan Refinancing Facility on the terms and conditions set forth in this Amendment; and

WHEREAS, the Borrowers have also requested that the Refinancing Lenders and the Revolving Lenders agree to amend the Existing Credit Agreement in the manner and at the time set forth in Section 2 below, and the Refinancing Lenders and the Revolving Lenders party hereto are willing to so amend the Existing Credit Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.    Term Loan Refinancing Facility.

(a)    Each Refinancing Lender hereby commits to provide Refinancing Term Loans to GEO in Dollars in its respective amount set forth on Schedule A annexed hereto, pursuant to the provisions of Section 2.22(a) of the Existing Credit Agreement on the terms and subject to the conditions set forth herein and in the Existing Credit Agreement. The Refinancing Term Loans shall be deemed to be “Term Loans” for purposes of the Amended Credit Agreement having terms and provisions identical to those applicable to the Existing Term Loans except:

(i)    that the “Applicable Rate” applicable to the Refinancing Term Loans shall be (i) 2.00% per annum in the case of Eurodollar Loans and (ii) 1.00% in the case of ABR Loans;

(ii)    that in the event that all or any portion of the Refinancing Term Loans are repaid, prepaid, replaced, repriced or effectively refinanced through (i) any waiver, consent or amendment the result of which would be the lowering of the effective interest cost or the weighted average yield of any of the Refinancing Term Loans or (ii) the incurrence of Indebtedness (including any other Refinancing Term Loans (as defined in the Existing Credit Agreement)) having an effective interest cost or weighted average yield (taking into account, without limitation, upfront fees, original issue discount, interest rate spreads and interest rate benchmark floors, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) that is less than the effective interest cost or weighted average yield of the Refinancing Term Loans (or portion thereof) so repaid, prepaid, replaced, repriced or refinanced, in each case on or prior to the date that is six months after the Term Loan Refinancing Closing, such repayment, prepayment, replacement, repricing or refinancing will be made at 101% of the principal amount so repaid, prepaid, refinanced, replaced or repriced; and

(iii)    as otherwise set forth in this Amendment.

(b)    Each Refinancing Lender (i) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any other Refinancing Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Existing Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Existing Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Existing Credit Agreement are required to be performed by it as a Term Lender.

(c)    Each Refinancing Lender hereby agrees to make its respective Refinancing Term Loans to GEO on the following terms and conditions:

(i)    The Existing Term Loans (together with any accrued but unpaid interest thereon and all fees or premiums, if any, with respect thereto) shall be repaid or paid, as applicable, in full with the proceeds of the Refinancing Term Loans and, if necessary, cash on hand of the Borrowers, substantially concurrently with the making of the Refinancing Term Loans.

(ii)    Annex I hereto sets forth additional terms, conditions and agreements applicable to this Amendment and the Term Loan Refinancing Facility. The date and time upon which (x) the Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by the Borrowers, the Refinancing Lenders and the Administrative Agent and (y) the conditions specified in Section II of Annex I hereto shall have been satisfied (or waived in accordance with Section 3) shall be referred to as “Term Loan Refinancing Closing”.

(iii)    Except as set forth in this Amendment (including Annex I hereto), the Term Loan Refinancing Facility shall otherwise be subject to the provisions of the Existing Credit Agreement and the other Loan Documents.

(d)    By its execution of this Amendment, each Borrower hereby certifies that:

(i)    the representations and warranties of each Loan Party set forth in the Loan Documents are and shall be true and correct in all material respects on and as of the Term Loan Refinancing Closing; provided that, to the extent that such representations and warranties specifically refer to an earlier date or time, they are and shall be true and correct in all material respects as of such earlier date or time; provided further that any representation and warranty that is qualified as to materiality, “Material Adverse Effect” or similar language is and shall be true and correct in all respects as of the Term Loan Refinancing Closing or such earlier date or time, as the case may be;

(ii)    at the time of and immediately after giving effect to the making of the Refinancing Term Loans, no Default or Event of Default shall have occurred and be continuing; and

(iii)    as of the Term Loan Refinancing Closing, the requirements and conditions set forth in Section 2.22(a) of the Existing Credit Agreement with respect to the Term Loan Refinancing Facility shall have been complied with and satisfied, as applicable.

(e)    For purposes of the Existing Credit Agreement, the initial notice address of each Refinancing Lender shall be as set forth below its signature below or as otherwise notified to GEO and the Administrative Agent.

(f)    Each Refinancing Lender that is not a U.S. person (as defined in Section 7701(a)(30) of the Code), if any, shall have delivered to the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Refinancing Lender may be required to deliver to Administrative Agent pursuant to Section 2.15 of the Existing Credit Agreement.

(g)    This Amendment shall be deemed to constitute, and shall satisfy the requirements set forth in Section 2.22(a) of the Existing Credit Agreement with respect to, a “Refinancing Term Loan Notice” in respect of the Term Loan Refinancing Facility.

(h)    Immediately upon the Term Loan Refinancing Closing, the Administrative Agent will record the Refinancing Term Loans made by each Refinancing Lender in the Register.

(i)    For purposes of Section 9.04(b)(iii)(A) of the Existing Credit Agreement, GEO hereby consents to any assignments of Refinancing Term Loans by the Refinancing Lenders in connection with primary syndication of the Refinancing Term Loans to the extent made in accordance with the engagement letter relating to the Term Loan Refinancing Facility entered into between GEO and the Lead Arranger (as defined below) and certain of its affiliates.

2.    Amendment of Third Amended and Restated Credit Agreement. Immediately following the later of (x) the Term Loan Refinancing Closing and (y) the Administrative Agent receiving a counterpart signature page of this Amendment (or a Lender Addendum hereto) duly executed by Revolving Lenders that, taken together with the Refinancing Lenders, constitute the Required Lenders, in each case on the date hereof (the “Amendment Effective Time”), the Existing Credit Agreement shall be amended and as follows:

(a)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

(i)    “2017 Term Loans” means the term loans described in Section 2.01(c).

(ii)    “2018 Refinancing Term Loans” means the Refinancing Term Loans made to GEO on the Amendment No. 1 Effective Date pursuant to Amendment No. 1.

(iii)    “Amendment No. 1” means that certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of the Amendment No. 1 Effective Date, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.

(iv)    “Amendment No. 1 Effective Date” means April 30, 2018.

(b)    Clause (a) of the definition of “Applicable Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) for Term Loans, (i) 2.00% per annum in the case of Eurodollar Loans and (ii) 1.00% in the case of ABR Loans”.

(c)    The definition of “Term Loans” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Loans” means (x) until the Amendment No. 1 Effective Date, the 2017 Term Loans, and (y) thereafter, the 2018 Refinancing Term Loans.

(d)    The words “Third Restatement Effective Date” in the second sentence of Section 2.10(a) of the Existing Credit Agreement is hereby replaced with the words “Amendment No. 1 Effective Date”.

(e)    Clause (a) of the first sentence of Section 5.08 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) in the case of proceeds of (1) the 2017 Term Loans, (x) to refinance the Existing Term Loans on the Third Restatement Effective Date, (y) at GEO’s option, to repay Revolving Credit Loans outstanding immediately prior to the Third Restatement Effective Date, (z) to pay fees, commissions, costs and expenses incurred in connection with the Transactions or (2) the 2018 Refinancing Term Loans, to refinance the 2017 Term Loans on the Amendment No. 1 Effective Date,”.

(f)    Clause (B) of Section 6.05(a) of the Existing Credit Agreement is hereby amended by replacing the words “received during the Subject Year” with the words “received during or after the fiscal year of GEO ended on December 31, 2017 and not previously applied toward (x) Restricted Payments pursuant to this Section 6.05(a)(B), (y) Investments pursuant to Section 6.04(k) or (z) the repurchase, redemption, acquisition or defeasance of Senior Notes pursuant to Section 6.13”.

3.    Amendment, Modification and Waiver. Except for provisions exclusively relating to the Term Loan Refinancing Facility (which may be amended or waived pursuant to a writing signed by the GEO, the Administrative Agent and the Refinancing Lenders), this Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

4.    Entire Agreement; References. This Amendment, the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, from the Amendment Effective Time, refer to the Amended Credit Agreement.

5.    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    This Amendment and any claim, controversy or dispute arising under or related to this Amendment, whether in tort, contract (at law or in equity) or otherwise, shall be construed in accordance with and governed by the laws of the State of New York.

(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court of the Southern District of New York, in each case sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Refinancing Lender or any Revolving Lender party hereto may otherwise have to bring any action or proceeding relating to any Loan Document against Borrowers or their respective properties in the courts of any jurisdiction.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Existing Credit Agreement. Nothing in any Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by applicable law.

6.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.    Severability. Any term or provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment, and the invalidity of a particular term or provision in a particular jurisdiction shall not invalidate such term or provision in any other jurisdiction. If any term or provision of this Amendment is so broad as to be unenforceable, the term or provision shall be interpreted to be only so broad as would be enforceable.

8.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute a single agreement.

9.    Loan Document. This Amendment constitutes a “Refinancing Term Loan Amendment” and a “Loan Document” for purposes of the Existing Credit Agreement and the other Loan Documents.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

REFINANCING LENDERS:

BNP PARIBAS, as a Refinancing Lender

By:	/s/ David L. Berger
Name:	David L. Berger
Title:	Director

By:	/s/ Sang W. Han
Name:	Sang W. Han
Title:	Vice President

[Amendment No.1 to Third Amended and Restated Credit Agreement – The GEO Group, Inc.]

BNP PARIBAS, as a Revolving Lender

By:	/s/ David L. Berger
Name:	David L. Berger
Title:	Director

By:	/s/ Karim Remtoula
Name:	Karim Remtoula
Title:	Vice President

[Amendment No.1 to Third Amended and Restated Credit Agreement – The GEO Group, Inc.]

THE BORROWERS:

THE GEO GROUP, INC.

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	SVP and CFO

GEO CORRECTIONS HOLDINGS, INC.

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	VP & CFO

[Amendment No.1 to Third Amended and Restated Credit Agreement – The GEO Group, Inc.]

Acknowledged and agreed by:

BNP PARIBAS, as Administrative Agent

By:	/s/ David L. Berger
Name:	David L. Berger
Title:	Director

By:	/s/ Sang W. Han
Name:	Sang W. Han
Title:	Vice President

[Amendment No.1 to Third Amended and Restated Credit Agreement – The GEO Group, Inc.]

SCHEDULE A

TO AMENDMENT NO. 1

TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Refinancing Lender	Type of Commitment	Principal Amount

BNP Paribas	Term Loan Commitment	US$792,000,000

ANNEX I

TO AMENDMENT NO.1

TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

OTHER TERMS AND CONDITIONS

I.	Additional Representations and Warranties.

To induce (x) the Refinancing Lenders to enter into this Amendment and to make the Refinancing Term Loans pursuant to Section 2.22(a) of the Existing Credit Agreement and (y) the Refinancing Lenders and the Revolving Lenders party hereto to consent to the amendments to the Existing Credit Agreement contemplated by this Amendment, the Borrowers hereby represent and warrant as of the Term Loan Refinancing Closing and the Amendment Effective Time that:

1.	Corporate Power; Authorization; Enforceable Obligations.

(a)    Each Loan Party has the corporate or other organizational power and authority to execute, deliver and perform its obligations under this Amendment and the Confirmation and Reaffirmation Agreement delivered in connection herewith (the “Confirmation”), as applicable, and, in the case of GEO, to borrow the Refinancing Term Loans under the Existing Credit Agreement and this Amendment. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment (or the Confirmation, as applicable) and, in the case of GEO, to authorize the Term Loan Refinancing Facility on the terms and conditions of this Amendment.

(b)    This Amendment and the Confirmation have been duly executed and delivered on behalf of each Loan Party party hereto or thereto. Each of this Amendment and the Confirmation constitutes a legal, valid and binding obligation of each Loan Party party hereto or thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing.

2.    No Legal Bar. The execution, delivery and performance of this Amendment and the Confirmation by each Loan Party party hereto or thereto, and the borrowing of the Refinancing Term Loans and the use of the proceeds thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of GEO or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon GEO or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by any such Person, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of GEO or any of its Subsidiaries (other than any Liens created under the Loan Documents), except (in the case of each of clauses (a), (b) and (c) of this paragraph) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Annex I-1

3.    Solvency. GEO and its Subsidiaries are (when taken as a whole on a consolidated basis), and immediately after giving effect to the making of the Refinancing Term Loans and the repayment of the Existing Term Loans will be, Solvent.

II.	Conditions to Term Loan Refinancing Closing.

In addition to the other conditions set forth in this Amendment and in Section 2.22(a) of the Existing Credit Agreement (as applicable), the agreement of (x) each Refinancing Lender to make its Refinancing Term Loans immediately upon the occurrence of the Term Loan Refinancing Closing, as provided in Section 1 of this Amendment, is subject to the satisfaction (or waiver in accordance with Section 3 of this Amendment) of the following conditions precedent:

(a)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date of the Term Loan Refinancing Closing and the Amendment Effective Time) (i) of Akerman LLP, counsel for the Borrowers and the Guarantors, covering such matters relating to the Borrowers, the Guarantors, this Amendment, the other Loan Documents or the transactions contemplated by this Amendment, as the Administrative Agent shall reasonably request (and each Borrower for itself and on behalf of each Guarantor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent), (ii) of Hughes Gorski Seedorf Odsen & Tervooren, LLC, Alaska counsel for certain Guarantors, covering such matters relating to such Guarantors as the Administrative Agent shall reasonably request (and GEO, on behalf of such Guarantors, hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent) and (iii) of the in-house general counsel for the Borrowers and the Guarantors, covering such other matters relating to the Borrowers, the Guarantors, this Agreement, the other Loan Documents or the transactions contemplated by this Amendment, as the Administrative Agent shall reasonably request (and each Borrower for itself and on behalf of each Guarantor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(b)    The Administrative Agent shall have received a certificate of each Loan Party, dated as of the date of the Term Loan Refinancing Closing, in form and substance reasonably satisfactory to the Administrative Agent, certifying and attaching (x) the incumbency and genuineness of the signature of each officer of such Loan Party executing this Amendment, the Confirmation and any other Loan Documents and (y) that:

(i) as to each Loan Party (other than the Australian Borrowers), either (x) such Loan Party’s articles of incorporation, bylaws or similar charter documents certified and delivered to the Administrative Agent on the date hereof remain in full force and effect on the date hereof without modification or amendment since such original delivery or (y) attached thereto are true, correct and complete copies of (A) the articles of incorporation or similar charter documents of such Loan Party certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, and (B) the bylaws or operating agreement or similar governing documents of such Loan Party, in each case under this clause (y) as in effect on the date hereof;

(ii) attached thereto is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of each Loan Party (other than the Australian Borrowers) authorizing the execution, delivery and performance of this Amendment or such other Loan Documents to which such Loan Party is a party; and

(iii) attached thereto is a certificate, as of a recent date, of the good standing of each Loan Party (other than the Australian Borrowers) under the laws of its jurisdiction of organization (or equivalent) (to the extent such concept exists in such jurisdiction) and a certificate of the relevant taxing authorities of such jurisdictions, if available, certifying that such Person has filed required tax returns and owes no delinquent taxes (to the extent such certificates are issued by a Governmental Authority in such jurisdiction).

Annex I-2

(c)    The Administrative Agent shall have received a Borrowing Request in respect of the Refinancing Term Loans (x) not later than, (i) if the Refinancing Term Loans will initially be a Eurodollar Borrowing, 1:00 p.m., New York City time, three Business Days before the Term Loan Refinancing Closing, or (ii) if the Refinancing Term Loans will initially be an ABR Borrowing, 12:00 noon, New York City time, on the Business Day before the Term Loan Refinancing Closing, and (y) otherwise in accordance with Section 2.03 of the Existing Credit Agreement.

(d)    The Administrative Agent and BNP Paribas Securities Corp. (the “Lead Arranger”) shall have received all fees and other amounts previously agreed in writing by the Borrower and the Administrative Agent or the Lead Arranger to be due and payable on or prior to the Term Loan Refinancing Closing or the Amendment Effective Time, as applicable, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(e)    The Administrative Agent shall have received a certificate from the chief financial officer of GEO certifying as to the Solvency of GEO and its Subsidiaries on a consolidated basis immediately after giving effect to the making of the Refinancing Term Loans and the repayment of the Existing Term Loans with the proceeds thereof.

[Remainder of page left intentionally blank]

Annex I-3